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                                                                    Exhibit 99.2

                           Certification Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Hartmarx Corporation, (the "Company") for the period ended November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Glenn R. Morgan, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C.
(S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Glenn R. Morgan
-----------------------------
Name:  Glenn R. Morgan
Title: Executive Vice President
       Chief Financial Officer and Treasurer
Date:  March 14, 2003

This certification accompanies the Report pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
(S) 18 of the Securities Exchange Act of 1934, as amended.